Exhibit 23.2

Consent of Independent Registered Public Accountants
The Boards of Directors
Madison Bancorp, Inc.
Madison Square Federal Savings Bank
Baltimore, Maryland
      We consent to the use in this Registration Statement on Form S-1 (Amendment No. 1) on behalf of Madison Bancorp, Inc., of our report dated June 2, 2010, relating to the consolidated financial statements of Madison Square Federal Savings Bank, which appear in the Prospectus contained in such Registration Statement. We also consent to the reference to us under the heading "Experts" contained in the Prospectus.
Baltimore, Maryland
July 23, 2010
101 E. Chesapeake Avenue, Suite 300, Baltimore, Maryland 21286
410-583-6990 FAX 410-583-7061
Website: www.Rowles.com